SPECIMEN ORDINARY SHARE CERTIFICATE

NUMBER _________C	SHARES

ASM ACQUISITION COMPANY LIMITED

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

ORDINARY SHARE

SEE REVERSE FOR
CERTAIN DEFINITIONS

THIS CERTIFIES THAT	CUSIP

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF
$.001 EACH OF THE ORDINARY SHARE OF

ASM ACQUISITION COMPANY LIMITED

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed. The Company will be forced to liquidate if it is unable to complete a business combination by
_________ or________, all as more fully described in the Company’s final prospectus dated _______, 2008. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

Chief Executive Officer	Secretary

ASM ACQUISITION COMPANY LIMITED
CORPORATE
SEAL 2007
CAYMAN ISLANDS

ASM ACQUISITION COMPANY LIMITED

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of share or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Articles of Association and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Share (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship
and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)
under Uniform Gifts to Minors
Act
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said share on the books of the within named Corporation will full power of substitution in the premises.

Dated

	NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust account only in the event of (i) the Company’s liquidation upon a failure to consummate a business combination (ii) if the holder seeks to convert his respective shares into cash upon an extension of the period of time to complete a business combination to 36 months which he voted against and which is approved by the shareholders of the Company as set forth in the Company ’s prospectus or (iii) upon a business combination which he voted against and which is actually completed by the Company. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.